Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Kim C. Drapkin, Chief Financial Officer, EPIX
(781) 761-7602
Kelly Hennessy, Pure Communications
(617) 227-0552
EPIX Pharmaceuticals Announces Positive Results From Re-Read of
Vasovist® Phase 3 Images
Company to Resubmit New Drug Application Mid-2008
Management To Host Conference Call To Discuss Results April 24, 2008 at 10:00 A.M. EDT
LEXINGTON, Mass. — April 23, 2008 — EPIX Pharmaceuticals, Inc. (NASDAQ:EPIX), a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform, announced today it has achieved positive results from the blinded, independent re-read of images of its novel blood pool magnetic resonance angiographic (MRA) agent, Vasovist (gadofosveset trisodium). In the re-read of images obtained from previous phase 3 studies, EPIX met all pre-specified endpoints prospectively agreed to with the U.S. Food and Drug Administration (FDA). EPIX plans to resubmit a New Drug Application (NDA) to the FDA for Vasovist in mid-2008. Vasovist is currently approved for marketing in 33 countries.
There are currently no contrast agents approved in the United States for use with MRA, a non-invasive modality for imaging blood vessels. However, it is estimated that approximately 1.5 million MRAs will be conducted in the United States during 2008 using gadolinium-based products.
“We believe these positive results confirm the efficacy upon which the NDA was based and allow us to move forward with our strategy of achieving U.S. regulatory approval,” said Andrew Uprichard, M.D., president and head of research and development at EPIX. “We worked closely with the FDA to design the protocol and statistical analysis plan for the re-read of these images and look forward to continuing our work with the FDA to bring Vasovist to market in the United States.”
“We remain focused on monetizing our Vasovist asset in the near- to mid-term and these positive results are a significant milestone towards achieving this goal,” added Michael G. Kauffman, M.D., Ph.D., chief executive officer of EPIX. “We believe these positive results position us well for FDA approval and that our product, if approved, will serve a large and unmet need in the U.S. MRA market. We are hopeful that we will be able to work with the FDA to achieve approval for Vasovist by the end of 2008. Currently, there are no MRA imaging agents approved in the United States, however, market research suggests that unapproved gadolinium-

based agents are used for MRA. We are confident that Vasovist has distinguishing characteristics that will be appealing to physicians and patients for this indication. Based upon these market dynamics, we believe we will be able to utilize this asset to support the multiple product opportunities in our clinical pipeline. We remain on track with our plans to initiate our Phase 2b clinical program for PRX-03140 in Alzheimer’s disease, partnered with GlaxoSmithKline (GSK) and the Phase 2b right-heart catheter study in pulmonary hypertension with chronic obstructive pulmonary disease. We also continue to engage in strong partnerships with GSK, Amgen and Cystic Fibrosis Foundation Therapeutics involving several of our early stage programs and look forward to continuing to achieve milestones in these programs.”
Conference Call
EPIX will host a conference call and a live webcast to discuss the positive results from the independent re-read of images of its novel blood pool magnetic resonance angiographic (MRA) agent, Vasovist at 10:00 a.m. (EDT) tomorrow, Thursday, April 24, 2008. The call can be accessed by dialing 1-866-314-5050 (domestic) or 1-617-213-8051 (international) five minutes prior to the start time and providing the passcode 35410110. The live webcast can be accessed by visiting the investor relations section of the EPIX website at http://investor.epixpharma.com. A replay of the call will be available on the EPIX website approximately two hours after completion of the call and will be archived for 30 days. The replay may be accessed by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international) and using the passcode 11785733.
About Vasovist®
Vasovist is an injectable intravascular contrast agent designed to provide improved imaging of the vascular system through magnetic resonance angiography imaging (MRA). Vasovist has been approved for marketing in 33 countries, including, among others, all 27 member states of the European Union, Switzerland, Turkey, Australia and Canada. The initially approved indication for Vasovist in the EU, Canada and Australia is the use in MRA imaging of the abdominal and limb vessels. The Turkish and Swiss authorities granted a whole body MRA indication. The marketing rights to Vasovist are held by Bayer Schering Pharma in Europe and by Bayer HealthCare Pharmaceuticals in the United States and Canada. Both companies are part of Bayer AG. Vasovist is currently marketed in Canada and 18 European countries, including, among others, Germany, the Netherlands, Italy, all Nordic countries, United Kingdom, and Switzerland.
About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform. The company has a pipeline of internally-discovered drug candidates currently in clinical development to treat diseases of the central nervous system and lung conditions. EPIX also has collaborations with leading organizations, including GlaxoSmithKline, Amgen, Cystic Fibrosis Foundation Therapeutics and Bayer Schering Pharma. For more information, please visit the company’s website at www.epixpharma.com.
This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of management. These statements relate to, among other things, our expectations and assumptions concerning regulatory approval of Vasovist and its ability to achieve commercial success, the progress and timing of our clinical development programs and strategic collaborations and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured; risks relating to our ability to advance the development of product candidates currently in the pipeline or in clinical trials; failure to obtain the financial resources to complete development of product candidates; our inability to further identify, develop and achieve commercial success for new products and technologies; competing products may be more successful; our inability to interest potential partners in our technologies and products; our inability to achieve commercial success for our products and technologies; our failure to comply with regulations relating to our products and product candidates, including FDA requirements; the risk that the FDA may interpret the results of our studies differently than we have; the risk that we may be unable to successfully secure regulatory approval of and market our product candidates; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
###